                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 0-17136, 33-33281, 33-40564/33-40563, 33-63411,
333-5869, 333-48683, 333-67269, 333-75547/333-75549, 33-42272, 33-63409,
33-64123, and 333-47301. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 1999 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Houston, Texas
June 23, 1999